UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SIGMATEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2691412
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3815 South Capital of Texas Highway
Suite 300, Building 3
Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-106796

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The information contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-106796), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), and in the prospectus included in the Form S-1 Registration Statement, which description will be included in the Prospectus relating to the Form S-1 Registration Statement to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits

The following exhibits are incorporated by reference as part of this Registration Statement:

3.1	(1)	Form of Amended and Restated Certificate of Incorporation of SigmaTel

3.2	(1)	Form of Bylaws of SigmaTel

3.3	(2)	Form of Second Restated Certificate of Incorporation of SigmaTel to be filed after the closing of the initial public offering

4.1	(2)	Specimen Certificate for shares of Common Stock

10.1	(3)	Second Amended and Restated Investors’ Rights Agreement dated August 15, 2000, by and among SigmaTel and certain holders of preferred stock or common stock

10.2	(3)	First Amendment to Second Amended and Restated Investors’ Rights Agreement dated November 17, 2000, by and between SigmaTel and Cirrus Logic, Inc.

10.3	(4)	Second Amendment to Second Amended and Restated Investors’ Rights Agreement dated July 1, 2003, by and between SigmaTel and certain holders of preferred or common stock

(1)	Filed with Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-106796) dated August 28, 2003.

(2)	Filed with Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-106796) dated September 15, 2003.

(3)	Filed with Registration Statement on Form S-1 (File No. 333-106796) dated July 3, 2003.

(4)	Filed with Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-106796) dated August 4, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 16, 2003

SigmaTel, Inc.

By:	/s/ Ronald P. Edgerton
Ronald P. Edgerton President and Chief Executive Officer

EXHIBIT INDEX

3.1(1)	Form of Amended and Restated Certificate of Incorporation of SigmaTel
3.2(1)	Form of Bylaws of SigmaTel
3.3(2)	Form of Second Restated Certificate of Incorporation of SigmaTel to be filed after the closing of the initial public offering
4.1(2)	Specimen Certificate for shares of Common Stock
10.1(3)	Second Amended and Restated Investors’ Rights Agreement dated August 15, 2000, by and among SigmaTel and certain holders of preferred stock or common stock
10.2(3)	First Amendment to Second Amended and Restated Investors’ Rights Agreement dated November 17, 2000, by and between SigmaTel and Cirrus Logic, Inc.
10.3(4)	Second Amendment to Second Amended and Restated Investors’ Rights Agreement dated July 1, 2003, by and between SigmaTel and certain holders of preferred or common stock

(1)	Filed with Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-106796) dated August 28, 2003.
(2)	Filed with Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-106796) dated September 15, 2003.
(3)	Filed with Registration Statement on Form S-1 (File No. 333-106796) dated July 3, 2003.
(4)	Filed with Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-106796) dated August 4, 2003.